Exhibit 99.1

Company Contact: Cleantech Solutions International, Inc. Mr. Adam Wasserman, Chief Financial Officer E-mail: adamw@cleantechsolutionsinternational.com Web: www.cleantechsolutionsinternational.com	Investor Relations Contact: CCG Investor Relations Ms. Elaine Ketchmere, CFA Tel: +1-310-954-1345 Email: elaine.ketchmere@ccgir.com Web: www.ccgirasia.com

Cleantech Solutions Receives $3.2 Million Purchase Orders for Dyeing Machines

WUXI, Jiangsu, China, January 7, 2013 - Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies, primarily used in the wind power, solar and other clean technology industries and dyeing and finishing equipment to the textile industry, today announced that the Company has received two purchase orders for dyeing machines from its new and existing domestic customers.

The purchase orders provide for Cleantech Solutions to deliver a total of 84 dyeing machines, including 22 airflow-dyeing machines using the Company’s patented production technique, for a total purchase price of RMB 20.2 million (approximately $3.2 million). Pursuant to the purchase orders, the Company has received an advance payment of approximately $1.0 million, or 30% of the purchase price, will receive an additional 60% of the purchase price upon installation, and will receive the remaining 10% within three months of installation. Cleantech Solutions expects to deliver the units in February 2013. The Company’s airflow-dyeing machines use flowing air rather than water, which is used in the traditional dyeing process. The Company believes that its airflow technology reduces input costs, creates fewer wrinkles and less damage to the textile, and produces a reduced level of emissions.

“We are excited to off start the new year with strong sales momentum from our airflow-dyeing machines. We remain optimistic about the ongoing replacement trend within the textile industry and are confident about enlarging our customer base with our proven quality products and services,” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions. “We anticipate a continued positive trend in this segment of our business in 2013.”

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector and supplies dyeing and finishing equipment to the textile industry. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company’s website is www.cleantechsolutionsinternational.com. Any information on the Company’s website or any other website is not a part of this press release.

Safe Harbor Statement
This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in “Risk Factors” in our Form 10-K for the year ended December 31, 2011 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2011 and our Form 10-Q for the quarter ended September 30, 2012. Any information on the Company’s website or any other website is not a part of this press release. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

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